Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-135695) pertaining to the State Street Salary Savings Program of State Street Corporation of our report dated June 29, 2015, with respect to the financial statements and supplemental schedules of the State Street Salary Savings Program included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

June 29, 2015
Boston, Massachusetts